UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 14, 2005
                Date of Report (Date of earliest event reported)

                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)

   Mississippi                       0-3683                       64-0471500
 (State or other             (Commission File Number)           (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)

248 East Capitol Street, Jackson, Mississippi                       39201
  (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:             (601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 8, 2005, the Board of Directors of Trustmark Corporation (the Corporation) and the Board of Directors of Trustmark National Bank (the Bank) approved recommendations by the Corporation's Human Resource Committee (the Committee) for the 2005 management incentive program (the 2005 Program) for the Chief Executive Officer (CEO) and other named executive officers, respectively. Executive management and certain senior officers of the Bank participate in the 2005 Program as recommended by the CEO and approved by the Committee.


The CEO's award will be determined under Trustmark's 2005 program utilizing measured weightings for corporate performance, strategic operational drivers and business unit goals. Under the plan, the CEO's target incentive is set at 70% of base compensation with a potential maximum of 100% of base compensation. The CEO's incentive award is weighted at 75% corporate performance measuring actual results for earnings per share and return on equity to the Corporation's 2005 profit plan. The remaining 25% is weighted on actual results for specific strategic operational drivers including operating efficiency, revenue growth, credit quality and net income after taxes compared to the Corporation's 2005 profit plan.

All named executive officers and other participants in the 2005 program have been assigned a target annual cash incentive as a percentage of the participant's base compensation. Participants may earn incentive awards based on quantitative measures including corporate performance, strategic corporate drivers and business unit goals, comparing actual results to the Corporation's 2005 profit plan. The weightings for each quantitative measure for the named executive officers are recommended by the CEO and approved by the Committee. The CEO approves the weightings for all other participants. The Committee and the CEO may grant a discretionary award for additional qualitative performance measurements. All incentive awards under the plan are expected to be paid in the first quarter of 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:       /s/ Louis E. Greer
          Louis E. Greer
          Chief Accounting Officer

DATE:     March 14, 2005